Exhibit 10.1

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

              This General Assignment and Assumption Agreement (this "Agreement") is entered into on February 10, 2012 between Organic Spice Imports, Inc., a Delaware corporation ("ORSI"), and Retail Spicy Gourmet, Inc., a Delaware corporation ("RSG").

RECITALS

              WHEREAS, ORSI desires to transfer to RSG, and RSG desires to acquire from ORSI, any and all rights which ORSI may have to sell spices and related products (the "Business") as set forth in the Bankruptcy Plan of Reorganization of Spicy Gourmet Organics, Inc. (Case Number 1:10-bk-22504-GM in the United States Bankruptcy Court for the Central District of California) as confirmed by written Order of the Court on November 19, 2010 (the “Plan”).

              WHEREAS, RSG is willing to assume any and all liabilities of ORSI preceding the date of this Agreement, including without limitation, ORSI's obligation under the Plan to distribute 25% of its gross profits derived from all sales of spices and related products to certain creditors as set forth in the Plan (collectively, the "Obligations").

              NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I
ASSIGNMENT AND ASSUMPTION

              Section 1.1    Assignment of Assets and Assumption of Liabilities.

     (a)  Transfer of Assets.  In consideration for the assumption by RSG of the Obligations, effective as of the date of this Agreement, ORSI hereby sells, assigns, transfers, conveys and delivers to RSG, and RSG hereby purchases  and accepts from ORSI, all of ORSI's, right, title and interest in and to the Business.

     (b)  Assumption of Liabilities.  In consideration for the assignment of ORSI’s assets related to the Business, as set forth in Section 1.1(a) above, effective as of the date of this Agreement, RSG hereby assumes from ORSI and agrees faithfully to perform and fulfill, any and all liabilities related to the Obligations.

Section 1.2   Representations Concerning Transferred Assets and Liabilities.

           Representations of ORSI. ORSI represents and warrants that at no time in the past has it sold or conveyed any spices or spice related products, and no such sales are currently contemplated by ORSI, and no liability has arisen under the Plan as a consequence of any spice related business activity of ORSI.

Section 1.3                            Indemnification

Dinesh Perera, by his execution of this Agreement, hereby agrees to indemnify ORSI and its present and future officers, directors, employees, stockholders, subsidiaries, agents, representatives, successors and assigns (each,  an "Indemnified Party"), from and against any and all  losses, claims,  damages, charges,  costs or expenses incurred by an Indemnified Party in connection with the Obligations.

ARTICLE II
MISCELLANEOUS

     Section 2.1    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 2.2    Governing Law. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California. The Superior Court of San Diego County and/or the United States District Court for the Southern District of California shall have jurisdiction and venue over all Disputes between the parties with respect to the subject matter hereof.

     Section 2.3    Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

                if to ORSI:
                                         Organic Spice Imports, Inc.
 7910 Ivanhoe Ave. #414
La Jolla, California 92037;
or such other address as ORSI may have listed on the SEC's website following a business combination transaction.

                if to RSG:
                                         Retail Spicy Gourmet, Inc.
                                         67 Alameda Padre Serra
                                         Santa Barbara, California 92103

or to such other address as the party to whom notice is given may furnish to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

     Section 2.4    Parties in Interest. This Agreement shall be binding upon and inure solely to the  benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 2.5    Counterparts. This Agreement may be executed in counterparts via facsimile or PDF, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 2.6    Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto, without the other party's express written consent.

     Section 2.7    Severability. If any term or other provision of this Agreement is determined by a non-appealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of  the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 2.8    Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 2.9    Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

     Section 2.10   Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to  applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     Section 2.11   Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used herein shall have the meaning assigned to such term in this Agreement.

]Section 2.12  Recitals Incorporated.  The recitals of this Agreement are incorporated in and made a part of this Agreement as though fully set forth herein.

     IN WITNESS WHEREOF, each of the parties has caused this General Assignment and Assumption Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

ORGANIC SPICE IMPORTS, INC.                                                                                               RETAIL SPICY GOURMET, INC.

By:  /s/ Daniel Masters__________                                                                                  By:  /s/ _Dinesh Perera___________
        Daniel Masters                                                                                                                       Dinesh Perera
        Secretary                                                                                                                                  President

/s/ Dinesh Perera_____________
Dinesh Perera, an individual